Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, dated as of October 20, 2009 (the "Agreement"), by and between Car Charging, Inc., a Delaware Corporation (the "Company"), with offices located at 9900 SW 70th Avenue, Miami, Florida 33156 and The Farkas Group, Inc., a Florida corporation with offices at 1221 Brickell Avenue, Suite 900, Miami, Florida 33131 (the "Consultant" and both Company and Consultant collectively, the "Parties").

RECITALS

WHEREAS, the Company has requested of Consultant and the Consultant has agreed to provide certain strategic, financial and other general corporate consulting services to the Company; and

WHEREAS, in connection with and in consideration for such services, the Company has agreed to compensate Consultant in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

1.            Consultant Services. Consultant has familiarized himself to the extent he deems appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company and to perform and provide, as the Company reasonably and specifically requests, certain strategic, financial, and other general corporate consulting services to the Company ("Services"), including but not limited to: (i) introducing the Company to Nova Charge and assisting in the negotiations of an agreement between the parties; (ii) identifying prospective strategic partners and strategic alliances and/or mergers designed to take the company public; (iii) researching, planning, strategizing and negotiating with potential strategic business partners; (iv) assistance in any and all corporate matters and (v) assistance in locating and hiring a management team; (vi) assisting with business development; (vii) providing management consulting services and (vii) consulting on alternatives to enhance the growth of the Company. NONE OF THE SERVICES PROVIDED BY CONSULTANT HEREIN SHALL INVOLVE THE RAISING OF DEBT OR EQUITY CAPITAL, AND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS TO OBLIGATE OR REQUIRE THE CONSULTANT TO RAISE DEBT OR EQUITY CAPITAL.

2.            Compensation.

(i)        In consideration of the Services to be provided by the Consultant, the Company agrees to pay Consultant in accordance with the following provisions:

a.    Consultant shall be entitled to receive a "Success Fee" of Seventy-Five Thousand Dollars ($75,000.00) plus Five Hundred Thousand (500,000) Warrants exercisable at the highest purchase price (per share) paid by any investor(s) to the Company to be paid at: (i) the closing of a deal between Nova Charge and the Company; and/or (ii) the merger or acquisition of the Company with a third-party publicly traded entity;

b.   Consultant shall be entitled to receive a "Finder's Fee" equal to five percent (5%) of any financing (debt or equity) received by Company from a person or entity introduced by Consultant to the Company;

c.   Consultant shall be entitled to receive a "Finder's Fee" equal to five percent (5%) of any consideration received by the Company or its Shareholders in conjunction with a merger or acquisition ("M&A") with an entity introduced by Consultant to the Company;

d.   Upon completion of a merger or acquisition for which Consultant is entitled to receive payment under (a) above, Consultant shall begin to receive a Ten Thousand Dollar ($10,000.00) per month management consulting fee (the "Consulting Fee") for a period of twenty-four (24) months following such merger or acquisition with a publicly traded entity. The total Consulting Fee totaling $240,000.00, payable under this subsection (d) shall be deemed earned by Consultant as of the obligation to make the first payment hereunder and shall be paid regardless of any termination of this Agreement. This payment obligation by Company shall specifically survive any termination hereof; and

e.   For any business development work performed by Consultant pertaining to the installation of car charging units, Consultant shall be entitled to receive (i) Five Hundred Dollars ($500.00) per location, plus (ii) Two Hundred Fifty Dollars ($250.00) per each additional installation per location, plus (iii) five percent (5%) of the gross revenues earned by any equipment for which Consultant was entitled to received payment under provisions (i) or (ii) of this sentence.

(ii) In addition to the foregoing, the Company shall reimburse the Consultant for such business expenses which the Consultant incurs solely in connection with the performance of the Services hereunder. The Consultant shall obtain the prior written approval of the Company before incurring any expenses for which the Consultant will seek reimbursement from the Company over $1,000.00. The Consultant must submit receipts for all expenses and otherwise comply with all of the Company's general policies for expense reimbursement in order to receive payment therefor. The Company shall reimburse the Consultant for expenses within fifteen (15) days following submission of all required documentation.

(iii) It is expressly understood and agreed that in connection with the Services to be performed by the Consultant, the Consultant shall be solely responsible for any and all taxes arising from the consulting fees paid to the Consultant hereinafter.

3.            Term. Consultant's engagement shall be for a period of two (2) year ("Term"). Thereafter, the agreement may be terminated by either the Company or Consultant at any time, with or without cause, upon written notice to that effect to the other party, except that Consultant shall remain entitled to receive payments under sections 2(i)(c) and 2(i)(d) above, if such payments are earned prior to the date of termination.

4.            Company Information. The Company shall furnish Consultant such information as Consultant reasonably requests in connection with the performance of its services hereunder (all such information so furnished is referred to herein as the "Information"). The Company understands and agrees that Consultant, in performing its services hereunder, will use and rely upon the Information as well as publicly available information regarding the Company and any potential partners and that Consultant shall not assume responsibility for independent verification of any information, whether publicly available or otherwise furnished to it, concerning the Company or any potential partner, including, without limitation, any financial information, forecasts or projections, considered by Consultant in connection with the rendering of its services. Accordingly, Consultant shall be entitled to assume and rely upon the accuracy and completeness of all such infonnation and is not required to conduct a physical inspection of any of the properties or assets, or to prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of the Company or any potential partner. With respect to any financial forecasts and projections made available to Consultant by the Company or any potential partners and used by Consultant in its analysis, Consultant shall be entitled to assume that such forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or any potential partner, as the case may be, as to the matters covered thereby.

5.   Timely Appraisals. The Company hereby agrees to use its commercially reasonable efforts to keep Consultant up to date and apprised of all business, market and legal developments related to the Company and its operations and management. Accordingly:

(i) the Company shall provide Consultant with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements;

(ii) the Company shall promptly notify Consultant of all new contracts agreements, joint ventures or filings with any state, federal or local administrative agency, including without limitation the SEC, NASD or any state agency, and shall provide all related documents, including copies of the exact documents filed, to Consultant, including without limitation, all annual reports, quarterly reports and notices of change of events, and registration statements filed with the SEC and any state agency, directly to Consultant;

(iii) the Company shall also provide directly to Consultant current financial statements, including balance sheets, income statements, cash flows and all other documents . provided or generated by the Company in the normal course of its business and requested by Consultant from time to time; and

(iv) Consultant shall keep all documents and information supplied to it hereunder confidential.

6.   Representations and Warranties. The Consultant hereby represents and warrants to the Company that:

(i) he has full legal capacity to enter into this Agreement and to provide the Services hereunder without violation or conflict with any other agreement or instrument to which the Consultant is a party or may be bound;

(ii) in the course of performing the Services hereunder, the Consultant will not infringe the patent, trademark or copyright (collectively, "Intellectual Property") of any third party;

(iii) the execution, delivery and performance of this Agreement does not and will not conflict with, violate or breach its constituent documents or any agreement (including, without limitation, any other distribution agreement), decree, order or judgment or any law or regulation to which it is a party or subject or by which it or any of its properties or assets is bound.

7.            Relationship of the Parties. Consultant acknowledges that it has its own independently established business which is separate and apart from the Company's business. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to bind the other or to contract in the name of or create a liability against, the other in any way or for any purpose. The Company shall not be responsible for withholding taxes with respect to the Consultant's compensation (if any) hereunder or in the future. Consultant shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind. Consultant shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Consultant pursuant to this Agreement.
Notwithstanding the provisions of this paragraph, in the event any such taxes or'payments are ever assessed against the Company, Consultant shall reimburse the Company promptly for all sums paid by the Company, including any interest or penalties.

8.            Reliance on Others. The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

9.            No Rights in Shareholders, etc. The Company recognizes that Consultant has been engaged only by the Company, and that the Company's engagement of Consultant is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, partner or other owner of the Company or any other person not a party hereto as against Consultant or any of its affiliates or any of their respective directors, officers, agents, employees or representatives. Unless otherwise expressly agreed, no one other than the Company is authorized to rely upon the Company's engagement of Consultant or any statements, advice, opinions or conduct by Consultant. Without limiting the foregoing, any opinions or advice rendered to the Company's Board of Directors or management in the course of the Company's engagement of Consultant are for the purpose of assisting the Board or management, as the case may be, in evaluating the transaction and do not constitute a recommendation to any shareholder of the Company concerning action that such shareholder might or should take in connection with the transaction. Consultant's role herein is that of an independent contractor; nothing herein is intended to create or shall be construed as creating a fiduciary relationship between the Company and Consultant.

10.            Headings. The headings in this Agreement are used for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

11.            Final Agreement Assignment. This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both of the parties. Consultant shall not assign it duties under this Agreement without the prior written consent of Company.

12.          Severability. If any term or provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms and provisions, shall remain in full force and effect as if such invalid or unenforceable term hand never been included.

13.           Counterparts. This Agreement may be executed in any number of counterparts (including facsimile or scanned versions), each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, and notwithstanding that all of such parties may not have executed the same counterpart.

14.           Governing Law, Jurisdiction, Venue and Waiver of Jury Trial. Any suit involving any dispute or matter arising under this Agreement may only be brought in State or Federal Court of Miami-Dade County which shall have jurisdiction over the subject matter of the dispute or matter. Consultant and the Company irrevocably and unconditionally submit to the personal jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. Consultant and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against Consultant or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of Consultant or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER AGREEMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

15.           Payment of Costs and Legal Fees Upon Breach. In the event of a breach by Consultant of the terms of this Agreement, Consultant shall be responsible to pay all costs, fees and expenses (including reasonable attorney fees) incurred in connection with the exercise or enforcement of any of the Company's rights, powers or remedies pursuant to this Agreement, (including in all trial, bankruptcy and appellate proceedings) regardless of whether or not suit is filed. In the event suit is filed, Consultant shall be required to pay the Company's costs and legal fees for breach if the Company's claim and/or claims is/are upheld by an Order of the Court prior or subsequent to trial or by stipulation or other settlement document whereby the Company prevails on any and/or all of its claims against Consultant

16.           No Third Party Benefit. The provisions and covenants set forth in this Agreement are made solely for the benefit of the Parties to this Agreement and are not for the benefit of any other person, and no other person shall have any right to enforce these provisions and covenants against any party to this Agreement.

17.            No Waiver. The waiver by any Party to this Agreement of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

18.            Notices. Any notice under the provisions of this Agreement shall be deemed given when received and shall be given by hand, reputable overnight courier service or by registered or certified mail, return receipt requested, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of this section.

IN WITNESS WHEREOF, the Parties hereto have executed this instrument the date first above written.

CAR CHARGING, INC.,
a Delaware Corporation

By: /s/ Raphael Perez
Title: President

CONSULTANT

THE FARKAS GROUP, INC.

/s/ Michael D. Farkas
Michael D. Farkas, President